Exhibit 3.2
CODE OF REGULATIONS
OF
THE CORTLAND SAVINGS AND BANKING COMPANY

ii

CODE OF REGULATIONS
OF
THE CORTLAND SANVINGS AND BANKING COMPANY
ARTICLE ONE
MEETINGS OF SHAREHOLDERS
          Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the presentation of financial statements and for the transaction of such other business as may properly come before such meeting, shall be held in April, in conjunction with the Annual Meeting of Shareholders of Cortland Bancorp, each year or on such other date as may be fixed from time to time by the directors.
          Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, the president or, in case of the president’s absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the individual authorized by Cortland Bancorp, the holder of 100% of all shares outstanding and entitled to vote thereat.
          Section 1.03. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the bank, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio. If authorized by the directors, meetings of shareholders may be held solely by means of communications equipment, as permitted by law.
          Section 1.04. Notice of Meetings. (A) Written notice stating the time, place, if applicable, and purposes of a meeting of the shareholders, and the means, if applicable, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than sixty days before the date of the meeting, (1) to every shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president, a vice-president, the secretary or any two directors. If mailed or sent by overnight delivery service, such notice shall be sent to the shareholder at the shareholder’s address as it appears on the records of the bank. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Notice of adjournment of a meeting need not be given if the time and place, if applicable, to which it is adjourned and the means, if applicable, by which shareholders can be present and vote at the meeting through the use of communications equipment are fixed and announced at the meeting.
          Nothing herein contained shall prevent the setting of a record date in the manner provided by law or the Articles for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.
          (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of these Regulations.
          (C) Any authorization by a shareholder to send notices given pursuant to this Section 1.04 by any means other than in person or by mail or overnight delivery service is revocable by written notice to the bank either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the bank. If sent by another means of communication authorized by the bank, the notice shall be sent to the address furnished by the bank for those transmissions. Any authorization by a shareholder to send notices given pursuant to this Section 1.04 by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by the shareholder if (1) the bank has attempted to make delivery of two consecutive notices in accordance with that authorization, and (2) the secretary or an assistant secretary of the bank, or other person responsible for giving notice, has received notice that, or otherwise believes that, delivery has not occurred; provided, however, that an inadvertent failure to treat the inability to deliver notice as a revocation will not invalidate any meeting of shareholders or other action.
          Section 1.05. Waiver of Notice. Notice of the time, place, if applicable, and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person, by proxy or by the use of communications equipment, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains a waiver by such shareholder is a writing for the purposes of this Section 1.05.
          Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the bank then outstanding and entitled to vote thereat, present in person, by proxy or by the use of communications equipment, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the bank acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

          Section 1.07. Votes Required. At all elections of directors of Cortland Bancorp the candidates receiving the greatest number of votes shall be elected. The directors elected to serve for Cortland Bancorp will be appointed directors for The Cortland Savings and Banking Company. Unless otherwise specifically required by law, the Articles or these Regulations, any matter submitted to the shareholders at a meeting for their vote shall be decided by a majority of the shares of the bank that are present in person, by proxy or by the use of communications equipment and constitute a quorum for such meeting.
          Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the bank acting as chairman of such meeting.
          Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the bank on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the bank held in such shareholder’s name on the books of the bank on such record date and shall not accumulate the votes. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.
          Section 1.10. Proxies.
          (A) At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed by a verifiable communication authorized by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder.
          (B) Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, cablegram, electronic mail, or an electronic, telephonic or other transmission that appears to have been transmitted by a shareholder, and that appoints a proxy is a sufficient notifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a shareholder and that appoints a proxy is a sufficient writing to appoint a proxy.
          (C) No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.
          Section 1.11. Inspectors of Election. In advance of any meeting of shareholders of Cortland Bancorp, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the bank acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the bank acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

ARTICLE TWO
DIRECTORS
          Section 2.01. Authority and Qualifications.
          (A) Except where the law, the Articles or these Regulations otherwise provide, all authority of the bank shall be vested in and exercised by its directors. Directors need not be shareholders of the bank.
          (B) Unless otherwise permitted by law, a majority of the directors shall be outside directors; provided, that if eighty per cent or more of any class of the bank’s voting shares are owned by a company, a majority of the directors may be officers or directors of one or more affiliates (as defined in Section 1101.01(A) of the Ohio Revised Code, or any amended or successor provision thereto) of the bank. In addition, a majority of the directors shall be residents of Ohio or live within one hundred miles of Ohio. If during a term of office a director causes the total membership of the board to be in violation of this Section 2.01(B), the director forfeits the directorship, and the director’s office shall become vacant. No new director, or former director who is elected after an interruption in services, shall be elected if such election would cause the board to be in violation of this Section 2.01(B).
          (C) No person who has been convicted of, or has pleaded guilty to, a felony involving dishonesty or breach of trust shall take office as a director. If during a term of office any director is convicted of, or pleads guilty to, a felony involving dishonesty or breach of trust, the director forfeits the directorship, and the director’s office shall become vacant.
          Section 2.02. Number of Directors and Term of Office.
          (A) The number of directors of the bank shall not be less than nine. Each director shall be elected to serve until a successor is duly elected and qualified or until such director’s earlier resignation, removal from office, or death.
          (B) The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person, by proxy or by the use of communications equipment, and entitled to vote on such proposal; provided, that the shareholders may not reduce the number of directors to less than five.
          (C) The directors may fix or change the number of directors and may fill any director’s office that is created by an increase in the number of directors; provided, that the directors may not reduce the number of directors to less than five.
          (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.
          (E) If, pursuant to subsection (B) or (C) above, the number of directors is fixed at or changed to six or more, the directors may by resolution provide for the classification of the directors into either two or three classes and may determine the term of office of each such class; provided, however, that no class shall consist of fewer than three directors and no term of office shall exceed three years.
          Section 2.03. Election and Oath of Office.
          (A) Any nominee for election as a director of the bank may be proposed only by the directors or by any shareholder entitled to vote for the election of directors. No person, other than a nominee proposed by the directors, may be nominated for election as a director of the bank unless such person shall have been proposed in a written notice, delivered or mailed by first-class United States mail, postage prepaid, to the secretary of the bank at the principal offices of the bank. In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the secretary of the bank not later than the close of business on the fourteenth calendar day preceding such annual meeting. In the case of a nominee proposed for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the secretary of the bank not later than the close of business on the fourteenth calendar day preceding such special meeting.
          Each such written notice of a proposed nominee shall set forth (i) the name, age, business or residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of common shares of the bank owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.
          (B) If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, subparagraph (A) of this Section 2.03, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.
          (C) At each annual meeting of shareholders for the election of directors, the successors to the directors whose term shall expire in that year shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person, by proxy or by the use of communications equipment, but unless such request is made, the election shall be viva voce.
          (D) To qualify as a director, each person elected shall, within sixty days after election, take and subscribe an oath to diligently and honestly perform the duties of a director and to not knowingly violate or permit to be violated any applicable federal or state banking law. Promptly upon execution, and within sixty days of the person’s election, the oath shall be filed with the secretary of the bank.

          Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, by the vote of the holders of shares entitling them to exercise not less than 75% of the voting power of the bank to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.
          The directors or superintendent of financial institutions may remove a director from office if (1) the director has filed for relief or is a debtor in a case filed under Title XI of the United States Code, or (2) a court has determined that such director is incompetent.
          Section 2.05. Vacancies. If a vacancy on the board exists due to resignation, death, removal or otherwise, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill such vacancy for the unexpired term. A resignation takes effect immediately unless the director specifies another time.
          Section 2.06. Meetings.
          (A) A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors also shall hold regular meetings, not less frequently than quarterly, at such time as the directors fix or determine by resolution. The directors may hold such other meetings as may be called from time to time by the chairman of the board, the president, or any two directors.
          (B) All meetings of directors shall be held at the principal office of the bank or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can communicate with each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.
          Section 2.07. Notice of Meetings. Notice of the time and place, if applicable, of each meeting of directors for which notice is required by law, the Articles, these Regulations or the bylaws, if any, shall be given to each of the directors by at least one of the following methods:
(A)	In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the bank;

(B)	In a writing sent by overnight delivery service not less than two days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the bank;

(C)	By telegraph, cable, radio, wireless, or any other means of communication authorized by the director to the address furnished by the director for those transmissions, not later than the day before the date on which such meeting is to be held; or

(D)	Personally or by telephone not later than the day before the date on which such meeting is to be held.
Notice given to a director by any one of the methods specified in these Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the bank. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
          Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director, in person or by the use of communications equipment, at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains a waiver by such director is a writing for the purposes of this Section 2.08.
          Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present in person or by the use of communications equipment at a meeting at which a quorum is present in person or by the use of communications equipment is the act of the board, except as otherwise provided by law, the Articles or these Regulations.
          Section 2.10. Executive Committee. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.
          Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director is a writing for the purposes of this Section 2.10.

          Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can communicate with each other and participation in such a meeting shall constitute presence thereat.
          Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.
          Section 2.12. By-Laws. The directors may adopt, and amend from time to time, bylaws for their own government, which bylaws shall not be inconsistent with the law, the Articles or these Regulations.
ARTICLE THREE
OFFICERS
          Section 3.01. Officers. The officers of the bank to be elected by the directors shall include (1) a president, (2) a secretary and (3) a treasurer or, in lieu of a treasurer, a cashier, a controller, a comptroller or other officer whose authority and duties the superintendent of financial institutions has determined to be essentially equivalent to that of a treasurer. If desired, the directors also may elect one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of the bank, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles or these Regulations to be executed, acknowledged, or verified by two or more officers.
          Section 3.02. Tenure of Office. The officers of the bank shall hold office at the pleasure of the directors. Any officer of the bank may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.
          Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the directors. The chairman shall have such other powers and duties as the directors shall from time to time assign.
          Section 3.04. Duties of the President. The president also may be the chief executive officer of the bank and shall exercise supervision over the business of the bank and shall have, among such additional powers and duties as the directors may from time to time assign, the power and authority to sign all certificates evidencing shares of the bank and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the bank. It shall be the duty of the president to preside at all meetings of shareholders.
          Section 3.05. Duties of the Vice Presidents. In the absence of the president or in the event of the president’s inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the directors or the president may from time to time prescribe.
          Section 3.06. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or these Regulations; to perform such other and further duties as may from time to time be assigned to the secretary by the directors or the president; and to deliver all books, paper and property of the bank in the secretary’s possession to the successor, or to the president.
          Section 3.07. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep all funds, securities and properties belonging to the bank, and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances of the bank; shall, upon the expiration of the term of office, deliver all money and other property of the bank in the treasurer’s possession or custody to the successor treasurer or the president; and shall perform such other duties as from time to time may be assigned by the directors or the president.
          If the bank, in lieu of a treasurer, has a cashier, controller, comptroller or other officer whose authority and duties have been determined by the superintendent of financial institutions to be essentially equivalent to that of a treasurer, then such officer shall have each of the powers, and shall exercise each of the duties, set forth in this Section 3.07.
          Section 3.08. Bond. Each officer, prior to the discharge of the officer’s duties, shall be covered by an individual, schedule, or blanket fidelity bond in favor of the bank, with terms and issuing insurer approved by the directors. The amount of the bond shall be set by the directors and shall be reasonable given the size and nature of the business of the bank.

ARTICLE FOUR
SHARES
          Section 4.01. Certificates. Certificates evidencing ownership of shares of the bank shall be issued to those entitled to them. Each certificate evidencing shares of the bank shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer, or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the bank shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.
          Section 4.02. Transfers. Where a certificate evidencing a share or shares of the bank is presented to the bank or its proper agents with a request to register transfer, the transfer shall be registered as requested if:
          (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate;
          (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the bank or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Act of 1934 or any successor rule or regulation;
          (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and
          (4) The bank or its agents are not otherwise required or permitted to refuse to register such transfer.
          Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the bank, or both.
          Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the bank claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the bank to issue a new certificate in place of the original certificate if the owner:
          (1) So requests before the bank has notice that such original certificate has been acquired by a bona fide purchaser;
          (2) Files with the bank, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the bank, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the bank may incur by reason of the issuance of each such new certificate; and
          (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.
          Section 4.05. Uncertificated Shares. Anything contained in this Article Four to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the bank shall be uncertificated shares, provided that such resolution shall not apply to (A) shares of the bank represented by a certificate until such certificate is surrendered to the bank in accordance with applicable provisions of Ohio law or (B) any certificated security of the bank issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE
     Section 5.01. Indemnification. The bank shall indemnify any officer or director of the bank who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the bank), by reason of the fact that he or she is or was a director, officer, employee or agent of the bank or of a subsidiary of the bank, or is or was serving at the request of the bank as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the bank, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the bank, and with respect to any criminal matter, to have had no reasonable cause to believe his or her conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
          (A) the bank shall not indemnify any officer or director of the bank who was a party to any completed action or suit instituted by or in the right of the bank to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he or she shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his or her duty to the bank unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas of Trumbull County, Ohio or such other court shall deem proper; and
          (B) the bank shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the bank has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the bank against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by such person in connection therewith.
     Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the bank only upon a determination that such indemnification of the officer or director is proper in the circumstances because such officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the bank who were not and are not parties to any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the shareholders, or (D) by the Court of Common Pleas of Trumbull County, Ohio or (if the bank is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01.
     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the bank in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him or her, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
          (A) if it shall ultimately be determined as provided in Section 5.04 that such person is not entitled to be indemnified by the bank as provided under Section 5.01; or
          (B) if, in respect of any claim, issue or other matter asserted by or in the right of the bank in such action or suit, such person shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his or her duty to the bank, unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he or she is fairly and reasonably entitled to all or part of such indemnification.
     Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or any Regulation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the bank and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 5.07. Insurance. The bank may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, trustee, officer, employee, or agent of another bank (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the bank would have the obligation or the power to indemnify such person against such liability under the provisions of this Article Five.
     Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:
          (A) a person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him or her, without a conviction, without the imposition of a fine and without his or her payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of such person); and
          (B) references to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the bank” shall include any service as a director, officer, employee or agent of the bank which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and references to “a subsidiary of the bank” shall include another bank if securities representing at least a majority of the voting power of such other bank are owned by the bank; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the bank” within the meaning of that term as used in this Article Five.
     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the bank, in the Court of Common Pleas of Trumbull County, Ohio. The bank and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Trumbull County, Ohio in any such action, suit or proceeding.
     Section 5.10 Limitations. Notwithstanding anything in this Article Five to the contrary, the bank shall not indemnify any of its officers, employees, or directors for any of the following: personal liability for damages to the bank, its shareholders, or other persons pursuant to Section 1105.11 of the Ohio Revised Code for knowingly violating or knowingly permitting any of the bank’s officers, agents, or employees to violate any provision of Chapters 1101. to 1127. of the Ohio Revised Code or damages pursuant to any successor law or other similar law of this state, any other state, or the United States; civil penalties assessed against the officer, employee, or director personally by the Superintendent of Financial Institutions or other regulatory authority of this state, any other state, or the United States having jurisdiction over the bank or any of its business; restitution pursuant to a cease and desist or similar order or supervisory action that is issued by the Superintendent of Financial Institutions or other regulatory authority of this state, any other state, or the United States having jurisdiction over the bank or any of its business; or the cost of defense against any action resulting in damages, civil penalties, or restitution for which there can be no indemnification under this provision or resulting in any formal or informal supervisory action against the officer, employee, or director personally that is issued by the Superintendent of Financial Institutions or other regulatory authority of this state, another state, or the United States having jurisdiction over the bank or any of its business.

ARTICLE SIX
MISCELLANEOUS
          Section 6.01. Amendments. These Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the bank on such proposal, or without a meeting (without regard to whether the shareholders have been provided a copy of the proposed amendments or new code of regulations at least ten days prior to the last day the shareholders could consent to or deny consent to the proposed amendments or new code of regulations) by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the bank on such proposal.
          If the code of regulations is amended or a new code of regulations is adopted without a meeting of the shareholders, the secretary shall mail a copy of the amendment or the new code of regulations, or notice of the adoption of the amendment or new code of regulations, to each shareholder who would have been entitled to vote on the amendment or adoption.
          Section 6.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the bank. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder or a director, as the case may be, and that contains an affirmative vote or approval of such shareholder or director is a writing for the purposes of this Section 6.02. The date on which that telegram, cablegram electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

CERTIFIED RESOLUTION
OF
THE BOARD OF DIRECTORS
     The undersigned Secretary of The Cortland Savings and Banking Company, a corporation organized and existing under the laws of the State of Ohio, do hereby certify that a meeting of the of the Board of Directors of said Company, held at Cortland, Ohio, on the 23rd day of January at which meeting a quorum was present, the following resolution was authorized and duly adopted, and is in full force and effect, to wit:
RESOLVED: The Code of Regulations of The Cortland Savings and Banking Company, effective as of the date of acceptance, presented to this meeting is hereby approved and adopted.
     In witness whereof, I have set my hand and seal as of this 23 day of January, 2007.

James M. Gasior, Corporate Secretary

CERTIFIED RESOLUTION
OF
THE SOLE SHAREHOLDER
     I, the undersigned, K. Ray Mahan, Chairman of the Board of Directors Cortland Bancorp, which is the sole shareholder of The Cortland Savings and Banking Company, a corporation organized and existing under the laws of the State of Ohio, do hereby certify that a meeting of the of the Board of Directors of Cortland Bancorp, held at Cortland, Ohio, on the 23rd day of January at which meeting a quorum was present, the following resolution was authorized, adopted, and recorded according to the Amended Articles of said Cortland Bancorp and is in full force and effect, to wit:
RESOLVED: The Code of Regulations of The Cortland Savings and Banking Company, effective as of the date of acceptance, presented to this meeting is hereby approved and adopted.
     In witness whereof, I have set my hand and seal as of this 23 day of January, 2007.

K. Ray Mahan, Chairman